UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CTIB	NasdaqCM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01            Entry into a Material Definitive Agreement.

On October 18, 2019, CTI Industries Corporation (“CTI”), along with its subsidiaries Flexo Universal, S. de R.L. de C.V. and CTI Supply, Inc. (collectively, “the Company”) entered into Amendment No. 4 and Forbearance Agreement (the “Amendment”) to Revolving Credit, Term Loan, and Security Agreement (the “Agreement”) with PNC Bank, National Association (“PNC”). The original Agreement included a $6 million term loan and up to $18 million of availability under the revolving credit facility. As previously reported, the Company notified PNC of failure to meet certain financial covenants beginning during November 2018.

In executing this Amendment, PNC agrees to forbear taking action against CTI with respect to previously identified events of default during the forbearance period. Additionally, no financial covenants shall be calculated during the forbearance period. The Forbearance Period is defined as the earlier of January 10, 2020 or the occurrence of an event of default other than the identified existing defaults, or a Termination Event as described in the Agreement. The Amendment included a temporary over-advance of up to $2 million and series of additional reporting requirements.

This summary is not intended to include all terms of the Amendment, which is attached hereto.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CTI announced that the Board of Directors has appointed Art Gisonni as a member of the Board of Directors. Mr Gisonni has been a major investor with the Company for several years. He has been engaged in the staffing, management and financing of several companies and brings to the Board valuable experience in these areas. He has co-founded several companies with successful exits and continues to work in the venture capital and private equity space. He is an active investor in several enterprises.

Item 7.01             Regulation FD Disclosure.

As referenced in the Agreement, CTI has issued notices under the Worker Adjustment and Retraining Notification Act (“WARN”) and related state laws. The notices indicate that the Company facility in Lake Barrington, IL might close in late December 2019 or early January 2020. The possibility of closure required the issuance of these notices. However, management of CTI continues to seek financing which would permit the company to continue operations.

Item No. 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 4 and Forbearance Agreement dated October 18, 2019.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, October 24, 2019.

CTI INDUSTRIES CORPORATION

By:	/s/ Jeffrey S. Hyland
Jeffrey S. Hyland, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 4 and Forbearance Agreement dated October 18, 2019